CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the US Biodefense, Inc. 2006 Qualified Stock Option Plan of our report dated February 21, 2006 with respect to our audit of the financial statements of US Biodefense, Inc. included in its Annual Report on Form 10-KSB as of November 30, 2005 and for the year then ended, filed with the Securities and Exchange Commission.

/s/ E. Randall Gruber, CPA, PC